UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MediciNova, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 14, 2012. At the meeting, the stockholders elected Yuichi Iwaki, M.D., Ph.D., Hiroaki Shigeta and Kousuke Nakata to serve as the Company’s Class II Directors until the Annual Meeting of Stockholders in 2015 or until any of their successors are duly elected and qualified. 10,159,330, votes were cast in favor of electing Dr. Iwaki and 455,600 votes were withheld. 10,169,830 votes were cast in favor of electing Mr. Shigeta and 445,100 votes were withheld. 10,221,830 votes were cast in favor of electing Mr. Nakata and 392,600 votes were withheld.

Second, the stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. 11,581,698 votes were cast in favor, 212,347 votes were cast against and 178,300 votes abstained from voting. There were no broker non-votes.

Third, the stockholders approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from thirty million (30,000,000) to one hundred million (100,000,000) shares and to increase the authorized number of shares of preferred stock from five hundred thousand (500,000) to three million (3,000,000) shares. 9,480,239 votes were cast in favor, 938,391 votes were cast against, 208,400 votes abstained from voting, and there were 1,345,315 broker non-votes. The Company had 16,118,565 shares of its common stock outstanding and entitled to vote as of April 19, 2012, the Record Date for the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

By:	/s/ Michael Gennaro
Michael Gennaro
Chief Financial Officer

Date: June 14, 2012